                             LIST OF SUBSIDIARIES OF
                        LAZARE KAPLAN INTERNATIONAL INC.


         NAME                                                          ORGANIZED UNDER LAWS OF

         Lazare Kaplan Europe Inc.                                              Delaware
         Lazare Kaplan Belgium, N.V.                                            Belgium
         Lazare Kaplan Japan Inc. (Tokyo Branch)                                Japan
         Pegasus Overseas Ltd.                                                  Bahamas
         Pegasus Overseas LLC                                                   Delaware
         POCL Bvba                                                              Belgium